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                      SPATIALIZER AUDIO LABORATORIES, INC.

                            SCHEDULE OF SUBSIDIARIES
                           EXHIBIT 21.1 TO FORM 10-K
                               DECEMBER 31, 1998

Spatializer Audio Laboratories, Inc. (Delaware)
20700 Ventura Boulevard, Suite 140
Woodland Hills, California 91364

     Wholly owned subsidiaries:

     1. Desper Products, Inc. (California)
        453 Ravendale Drive, Unit C
        Mountain View, California 94043

     2. MultiDisc Technologies, Inc. (Delaware)
        20700 Ventura Boulevard, Suite 140
        Woodland Hills, California 91364